Exhibit 99.1

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

MARQUEE RAINE ACQUISITION CORP. 65 EAST 55TH STREET, 24TH FLOOR NEW YORK, NY 10022

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MRAC2021SM
You may attend the meeting via the Internet or in person and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D56975-TBD

MARQUEE RAINE ACQUISITION CORP.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting: The notice of extraordinary general meeting and the accompanying proxy statement/prospectus is available at www.proxyvote.com.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS OF MARQUEE RAINE ACQUISITION CORP. RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8 AND 9.

1.  The Business Combination Proposal—to consider and vote upon a proposal to approve by ordinary resolution and adopt the Agreement and Plan of Merger, dated as of April 28, 2021 and amended on July 23, 2021 and September 13, 2021 (the “Merger Agreement”), by and among MRAC, MRAC Merger Sub Corp. (“Merger Sub”) and Enjoy Technology Inc. (“Enjoy”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Enjoy (the “Merger”), with Enjoy surviving the Merger as a wholly owned subsidiary of MRAC, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in the accompanying proxy statement/prospectus (the “Business Combination Proposal”);

	For ☐	Against ☐	Abstain ☐

2.  The Domestication Proposal—to consider and vote upon a proposal to approve by special resolution, the change of MRAC’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and, together with the Merger, the “Business Combination”) (the “Domestication Proposal”);

	☐	☐	☐

3.  The Organizational Documents Proposal—to consider and vote upon a proposal to approve by special resolution and adopt the proposed new certificate of incorporation (“Proposed Certificate of Incorporation”) and the proposed new bylaws (“Proposed Bylaws”) of Marquee Raine Acquisition Corp., a corporation incorporated in the State of Delaware, and the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”), which will be renamed “Enjoy Technology, Inc.” in connection with the Business Combination (MRAC after the Domestication, including after such change of name, is referred to herein as “New Enjoy”);

	☐	☐	☐

4.  The Governance Proposal—to consider and vote upon, on a non-binding advisory basis, certain material differences between MRAC’s Amended and Restated Memorandum and Articles of Association (as may be amended from time to time, the “Cayman Constitutional Documents”) and the Proposed Certificate of Incorporation and Proposed Bylaws, presented separately in accordance with the United States Securities and Exchange Commission requirements. We refer to these proposals as the “Governance Proposals”;

4a.   Change the Authorized Capital Stock—To provide authorization to change the authorized capital stock of MRAC from (i) 500,000,000 Class A ordinary shares, par value $0.0001 per share, of MRAC, 50,000,000 Class B ordinary shares of MRAC and 5,000,000 preferred shares, par value $0.0001 per share, of MRAC to (ii) 500,000,000 shares of New Enjoy common stock and 10,000,000 shares of New Enjoy preferred stock.

	☐	☐	☐

4b.  Change the Stockholder Vote Required to Amend the Certificate of Incorporation—To require the affirmative vote of holders of at least 66 2/3% of the voting power of all then-outstanding New Enjoy Common Stock entitled to vote generally in the election of directors, voting together as a single class, to adopt, amend or repeal the Proposed Bylaws and the provisions in the Proposed Certificate of Incorporation related to Directors, Indemnification and Limitation on Liability of Directors, Forum Selection and Amendments.

	☐	☐	☐

4c.   Establish a Classified Board of Directors—To divide New Enjoy’s board of directors into three classes, with only one class of directors being elected in each year and each class serving a three-year term.

	☐	☐	☐

4d.  Delaware as Exclusive Forum—To provide that, unless New Enjoy consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain types of actions or proceedings under Delaware statutory or common law, subject to certain exceptions with respect to actions or proceedings existing under the federal securities laws.

	☐	☐	☐

5.  The Director Election Proposal—to consider and vote upon a proposal to elect eight directors who, upon consummation of the Business Combination, will be the directors of New Enjoy, with each initial   Class I director having a term that expires at the first annual meeting of the stockholders following the effectiveness of the Certificate of Incorporation, each initial Class II director having a term that expires at the second annual meeting of the stockholders following the effectiveness of the Certificate of Incorporation and each initial Class III director having a term that expires at the third annual meeting of the stockholders following the effectiveness of the Certificate of Incorporation and at each succeeding annual meeting of the stockholders of the Company, beginning with the first annual meeting of the stockholders of the Company following the effectiveness of this Certificate of Incorporation, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal (the “Director Election Proposal”);

Class I Nominees: 5a. Fred Harmon	For ☐	Against ☐	Abstain ☐

5b. Salaam Coleman Smith	☐	☐	☐

Class II Nominees:

5c. Denise Young Smith	☐	☐	☐

5d. Jonathan Mariner	☐	☐	☐

5e. Brett Varsov	☐	☐	☐

Class III Nominees:

5f. Ron Johnson	☐	☐	☐

5g. Gideon Yu	☐	☐	☐

5h. Thomas Ricketts	☐	☐	☐

6.  The Stock Issuance Proposal—to consider and vote upon a proposal to approve by ordinary resolution, for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of shares common stock of New Enjoy, par value $0.0001 per share (“New Enjoy Common Stock”) to (a) the PIPE Investors (including the Backstop Investors) pursuant to the PIPE Investment (including the Backstop Investment, if any) (each as defined in the accompanying proxy statement/prospectus) and (b) Enjoy’s stockholders pursuant to the Merger Agreement (the “Stock Issuance Proposal”);

	☐	☐	☐

7. The Incentive Award Plan Proposal—to consider and vote upon a proposal to approve by ordinary resolution, the Enjoy Technology, Inc. 2021 Incentive Award Plan (the “Incentive Award Plan Proposal”);	☐	☐	☐

8. The ESPP Proposal—to consider and vote upon a proposal to approve by ordinary resolution, the Enjoy Technology, Inc. 2021 Employee Stock Purchase Plan (the “ESPP Proposal”); and	☐	☐	☐

9.  The Adjournment Proposal—to consider and vote upon a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the “Adjournment Proposal”).

	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature [PLEASE SIGN WITHIN BOX] Date

D56975-TBD

MARQUEE RAINE ACQUISITION CORP. Extraordinary General Meeting of Shareholders
[●], 2021 10:00 AM This proxy is solicited by the Board of Directors

The undersigned here appoint(s) Crane Kenney, Brett Varsov, or the Chairperson of the extraordinary general meeting, which we refer together as “proxies”, and each of them independently, with full power of substitution as proxies to vote the shares that the undersigned is entitled to vote, which we refer to as the “Shares”, at the extraordinary general meeting of MARQUEE RAINE ACQUISITION CORP., a Cayman Islands exempted company (“MRAC”), at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, NY 10153 at [10.00] a.m. Eastern Time, on [TBD], 2021 and via live webcast at www.virtualshareholdermeeting.com/MRAC2021SM, or at such other time, on such other date and at such other place to which the meeting may be adjourned. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side and, unless such authority is withheld on the reverse side hereof, the Proxies’ discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said extraordinary general meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO DIRECTION IS MADE, THE SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ON THE REVERSE SIDE. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Continued and to be signed on reverse side